Exhibit 14

                      Consent of PricewaterhouseCoopers LLP


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Proxy/Prospectus Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 14, 2003, relating to the financial statements and financial highlights of The Phoenix Edge Fund appearing in the December 31, 2002 Annual Report to Shareholders, which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Management and Other Service Providers" and "Financial Highlights" in such Registration Statement. We further consent to the references to us under the headings "Financial Highlights" and "Independent Accountants and Reports to Shareholders" in the Prospectus and Statement of Additional Information of The Phoenix Edge Series Fund dated May 1, 2003.

PricewaterhouseCoopers LLP
Boston, Massachusetts
January 14, 2004